Exhibit 99.3

3020 JOYCE WAY SUITE 100 GOLDEN, CO 80401 (303) 279-5686

APPRAISAL REPORT
as of
DECEMBER 31, 2014
for
CERTAIN PROPERTIES
owned by
HAWKER ENERGY, INC.

February 23, 2015

i

3020 JOYCE WAY SUITE 100 GOLDEN, CO 80401 (303) 279-5686

February 23, 2015

APPRAISAL REPORT
as of
DECEMBER 31, 2014
for
CERTAIN PROPERTIES
owned by
HAWKER ENERGY, INC.

FOREWORD

Scope of Investigation:

This report presents an appraisal, as of December 31, 2014, of the extent and value of the proved developed producing oil reserves of certain properties that Hawker ENERGY, Inc. (Hawker) has represented that it owns. The reserves estimated in this report are located in Los Angeles County, California. The properties appraised are listed in detail in the appendix attached this report.

Estimates of reserves presented in this report have been prepared in compliance with the regulations promulgated by the United States Securities and Exchange Commission (SEC). These reserves definitions are discussed in detail in the Definition of Reserves section of this report.

Reserves estimated in this report are expressed as gross and net reserves. Gross reserves are defined as the total estimated petroleum to be produced from these properties after December 31, 2014. Net reserves are defined as that portion of the gross reserves attributable to the interests owned by Hawker after deduction of all interests owned by others.

This report also presents values for proved reserves using initial prices and costs specified by Hawker. Future prices were estimated using guidelines established by the SEC and the Financial Accounting Standards Board (FASB). A detailed explanation of the future price and cost assumptions is included in the Valuation of Reserves section of this report.

REED W. FERRILL & ASSOCIATES

Values for proved reserves in this report are expressed in terms of estimated future gross revenue, future net revenue, and present worth. Future gross revenue is that revenue which will accrue to the appraised interests from the production and sale of the estimated net reserves. Future net revenue is calculated by deducting production and ad valorem taxes, operating expenses, and capital costs from the future gross revenue. Operating expenses include field operating expenses, transportation expenses, compression charges, and an allocation of overhead that directly relates to production activities. Present worth is defined as future net revenue discounted at a specified arbitrary discount rate compounded annually over the expected period of realization. In this report, present worth values using a discount rate of 10 percent are reported in detail and values using discount rates of 5, 9, 12, 15, 20, 25, 30, 60, 80, and 100 percent are reported as totals in the appendix bound with this report.

Estimates of oil reserves and future net revenue should be regarded only as estimates that may change as further production history and additional information become available. Not only are such reserves and revenue estimates based on that information which is currently available, but such estimates are also subject to the uncertainties inherent in the application of judgmental factors in interpreting such information.

Authority	This report was prepared at the request of Mr. Darren Katic, CEO of Hawker Energy, Inc.

Source of Information

Data used in the preparation of this report were obtained from Hawker and from public sources. Additionally, this information includes data taken from the online records of the California Division of Oil, Gas & Geothermal Resources (DOGGR). In the preparation of this report we have relied, without independent verification, upon information furnished by Hawker with respect to property interests owned, production from such properties, current costs of operation and development, current prices for production, agreements relating to current and future operations and sale of production, and various other information and data that were accepted as represented. A field examination of the properties was not considered necessary for the purposes of this report.

REED W. FERRILL & ASSOCIATES

DEFINITION OF RESERVES

Petroleum reserves included in this report are classified by degree of proof as proved. Only proved reserves have been evaluated for this report. Reserves classifications used in this report are in accordance with the reserves definitions of Rules 4-10(a) (1)—(32) of Regulation S—X of the SEC. Reserves are judged to be economically producible in future years from known reservoirs under existing economic and operating conditions and assuming continuation of current regulatory practices using conventional production methods and equipment. In the analyses of production-decline curves, reserves were estimated only to the limit of economic rates of production under existing economic and operating conditions using prices and costs consistent with the effective date of this report, including consideration of changes in existing prices provided only by contractual arrangements but not including escalations based upon future conditions. The petroleum reserves are classified as follows:

Proved oil and gas reserves — Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i)   The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii)   In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or

REED W. FERRILL & ASSOCIATES

data and reliable technology establishes a lower contact with reasonable certainty.

(iii)   Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv)   Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:
(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v)   Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Probable reserves — Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i)    When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

(ii)    Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

REED W. FERRILL & ASSOCIATES

(iii)   Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

(iv)   See also guidelines in paragraphs (iv) and (vi) of the definition of possible reserves.

Possible reserves — Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i)     When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii)   Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

(iii)   Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

(iv)   The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

(v)   Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi)   Pursuant to paragraph (iii) of the proved oil and gas reserves definition, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

REED W. FERRILL & ASSOCIATES

Developed oil and gas reserves — Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i)   Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii)   Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Undeveloped oil and gas reserves — Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i)   Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii)   Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances justify a longer time.

(iii)   Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in [section 210.4-10 (a) Definitions], or by other evidence using reliable technology establishing reasonable certainty.

REED W. FERRILL & ASSOCIATES

The extent to which probable and possible reserves ultimately may be recategorized as proved reserves is dependent upon future drilling, testing, and well performance. The degree of risk to be applied in evaluating probable and possible reserves is influenced by economic and technological factors as well as the time element. No probable or possible reserves have been evaluated for this report.

REED W. FERRILL & ASSOCIATES

ESTIMATION of RESERVES

Estimates of reserves were prepared by the use of appropriate geologic, petroleum engineering, and evaluation principles and techniques that are in accordance with practices generally recognized by the petroleum industry as presented in the publication of the Society of Petroleum Engineers entitled "Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (Revision as of February 19, 2007)." The method or combination of methods used in the analysis of each reservoir was tempered by experience with similar reservoirs, stage of development, quality and completeness of basic data, and production history.

For depletion-type reservoirs or those whose performance disclosed a reliable decline in producing-rate trends or other diagnostic characteristics, reserves were estimated by the application of appropriate decline curves or other performance relationships. In the analyses of production-decline curves, reserves were estimated only to the limits of economic production based on existing economic conditions.

In certain cases, when the previously named methods could not be used, reserves were estimated by analogy with similar wells or reservoirs for which more complete data were available.

Future oil and gas producing rates estimated for this report are based on production rates considering the most recent data available. The rates used for future production are estimated to be within the capacity of a well or reservoir to produce.

Data available from wells drilled on the appraised properties through December 31, 2014, were used to prepare the estimates shown herein. Estimated cumulative production through December 31, 2014, from the appraised properties was deducted from the estimated gross ultimate recovery to arrive at estimates of gross reserves.

The estimated proved reserves, as of December 31, 2014, of the properties appraised are summarized as follows, expressed in thousands of barrels (Mbbl):

	Gross Reserves	Net Reserves
	1000 Barrels	1000 Barrels
Proved Developed Producing	254.933	239.243
Proved Developed Non-Producing	1,038.961	1,031.038
Proved Undeveloped	2,122.863	2,074.514
Total Proved Reserves	3,416.757	3,344.796

REED W. FERRILL & ASSOCIATES

VALUATION of RESERVES

Revenue values in this report were estimated using the initial prices and costs provided by Hawker. Future prices were estimated using guidelines established by the SEC and the FASB. The following assumptions were used for estimating future prices and costs:

Oil Prices

Oil prices were furnished by Hawker for each field and are based on a price, calculated as the unweighted arithmetic average of the firstday-of-the-month price for each month within the 12-month period prior to the end of the reporting period. An oil price of $92.34 per barrel for Tapia Field, and $90.22 per barrel for Eureka Canyon field were used for this evaluation. The prices were held constant thereafter and were not escalated for inflation.

Based on receipts received by Hawker, various oil, price differentials based on product quality and property location were determined by Hawker for each property. These differentials were included in above reference prices, respectively, to reflect the net wellhead prices anticipated to be received by each property.

The volume-weighted average prices attributable to estimated proved reserves over the lives of the properties were $92.278 per barrel of oil.

Operating Expenses and Capital Costs

Current operating expenses and future capital costs were based on historical data and estimates provided by Hawker. These expenses and costs were used in estimating future expenses and costs required to operate the properties. These expenses and costs were held constant for the producing lives of the properties. Future capital expenditures were not adjusted for inflation. Abandonment costs, assumed to equal the salvage value of equipment, were not adjusted for inflation.

REED W. FERRILL & ASSOCIATES

The estimated future revenue to be derived from the production and sale of Hawker's proved developed producing net reserves, as of December 31, 2014, for the properties appraised is summarized as follows, expressed in thousands of dollars (M$):

	Proved Developed	Proved Developed	Proved	Total
	Producing	Non-Producing	Undeveloped	Proved
	$1000	$1000	$1000	$1000
Future Gross Revenue	22,031.393	95,206.094	191,414.141	308,651.656
Production Taxes	0.000	0.000	0.000	0.000
Ad Valorem Taxes	771.099	3,332.213	6,699.496	10,802.807
Operating Expenses	12,042.018	30,413.955	30,512.607	72,968.578
Capital Costs	0.000	1,138.750	13,210.000	14,348.750
Future Net Revenue *	9,218.273	60,321.172	140,992.031	210,531.453
Present Worth at 10 Percent *	5,982.215	26,635.225	51,527.434	84,144.883
	* Before Federal and State Income Taxes

In our opinion, the information relating to estimated proved reserves, estimated future net revenue from proved reserves, and present worth of estimated future net revenue from proved reserves of oil contained in this report has been prepared in accordance with Paragraphs 932-235-50-4, 932-235-50-6, 932-235-50-7, 932-235-50-9, 932-235-50-30, and 932-235-50-31(a), (b), and (e) of the Accounting Standards Update 932-235-50, Extractive Industries — Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures (January 2010) of the Financial Accounting Standards Board and Rules 4-10(a) (1)—(32) of Regulation S—X and Rules 302(b), 1201, 1202(a) (1), (2), (3), (4), (8)(i), (ii), and (v)—(x), and 1203(a) of Regulation S—K of the Securities and Exchange Commission; provided, however, that estimates of the proved developed and proved undeveloped reserves are not presented at the beginning of the year.

To the extent the above-enumerated rules, regulations, and statements require determinations of an accounting or legal nature, we, as engineers, are necessarily unable to express an opinion as to whether the above-described information is in accordance therewith or sufficient therefor.

REED W. FERRILL & ASSOCIATES

The appendix attached to this report includes (1) projections of proved reserves and revenue summarized by reserves category and lease and (2) summaries of proved reserves and revenue by reserves category and lease, and charts of historic and forecasted future monthly producing rates.

REED W. FERRILL & ASSOCIATES

SUMMARY and CONCLUSIONS

Hawker has represented that it owns interests in certain properties located in California. The estimated net proved developed producing reserves of the properties appraised, as of December 31, 2014, expressed in thousands of barrels (Mbbl), are summarized as follows:
	Gross Reserves	Net Reserves
	1000 Barrels	1000 Barrels
Proved Developed Producing	254.933	239.243
Proved Developed Non-Producing	1,038.961	1,031.038
Proved Undeveloped	2,122.863	2,074.514
Total Proved Reserves	3,416.757	3,344.796

Estimated revenue, as of December 31, 2014, attributable to Hawker's interests in the properties appraised under the aforementioned assumptions concerning future prices and costs is summarized as follows, expressed in thousands of dollars (M$):

	Proved Developed	Proved Developed	Proved	Total
	Producing	Producing	Undeveloped	Proved
	$1000	$1000	$1000	$1000
Future Gross Revenue	22,031.393	95,206.094	191,414.141	308,651.656
Production Taxes	0.000	0.000	0.000	0.000
Ad Valorem Taxes	771.099	3,332.213	6,699.496	10,802.807
Operating Expenses	12,042.018	30,413.955	30,512.607	72,968.578
Capital Costs	0.000	1,138.750	13,210.000	14,348.750
Future Net Revenue *	9,218.273	60,321.172	140,992.031	210,531.453
Present Worth at 10 Percent *	5,982.215	26,635.225	51,527.434	84,144.883
	* Before Federal and State Income Taxes

While the oil and gas industry may be subject to regulatory changes from time to time that could affect an industry participant's ability to recover its oil and gas reserves, we are not aware of any such governmental actions which would restrict the recovery of the December 31, 2014, estimated oil and gas reserves. The reserves estimated in this report can be produced under current regulatory guidelines.

REED W. FERRILL & ASSOCIATES

Reed W. Ferrill and Associates, Inc. is an independent petroleum engineering consulting firm that has been providing petroleum consulting services since 1989. Reed W. Ferrill & Associates, Inc. and its principles and employees do not have any financial interest, including stock ownership, in Hawker. Our fees were not contingent on the results of our evaluation. This report has been prepared at the request of Hawker. Reed W. Ferrill & Associates, Inc. has used all assumptions, procedures, data, and methods that it considers necessary to prepare this report.

For and On Behalf of Reed W. Ferrill & Associates, Inc

Reed W. Ferrill, President
Licensed Professional Engineer
State of Colorado #16452